Exhibit 99.1

Hercules Congratulates Portfolio Company Edge Therapeutics on Its Initial Public Offering

•	Twelve (12) Hercules Portfolio Companies Completed or Announced IPO and M&A Liquidity Events Year-to-Date 2015

•	Hercules Currently Has Six (6) Portfolio Companies in IPO Registration

•	Hercules Holds Warrant Positions in 131 Pre-IPO or M&A Portfolio Companies, as of June 30, 2015, Representing Potential Future Additional Returns to Investors*

•	Hercules Holds Equity Positions in 47 Pre-IPO or M&A Portfolio Companies, as of June 30, 2015, Representing Potential Future Additional Returns to Investors*

PALO ALTO, Calif., October 2, 2015 - Hercules Technology Growth Capital, Inc. (NYSE: HTGC) (“Hercules” or the “Company”), the leading specialty finance company to innovative, high-growth venture capital-backed companies, today noted that its portfolio company, Edge Therapeutics, Inc., completed its initial public offering (“IPO”) on October 1, 2015. Edge Therapeutics, a clinical-stage biotechnology company developing therapies capable of transforming treatment paradigms in the management of acute, life-threatening neurological conditions, included approximately 7.3 million shares of its common stock at $11.00 per share in the offering, raising approximately $80 million. Shares of the company are trading on the NASDAQ Global Market under the symbol “EDGE.”

Hercules initially committed $10 million in venture debt financing to Edge Therapeutics in August 2014.

As of October 1, 2015, Hercules currently has six (6) additional portfolio companies who have either publicly or confidentially filed Form S-1 Registration Statements with the SEC in contemplation of a potential IPO. However, there can be no assurances that these companies will complete their IPOs in a timely manner or at all.

•	Gelesis, Inc.

•	Cerecor Inc.

•	Four (4) companies filed confidentially under the JOBS Act

*	Not all companies will go public or complete an M&A event.

About Hercules Technology Growth Capital, Inc.

Hercules Technology Growth Capital, Inc. (NYSE: HTGC) (“Hercules”) is the leading specialty finance company focused on providing senior secured venture growth loans to high-growth, innovative venture capital-backed companies in the technology, biotechnology, life sciences, healthcare, and energy & renewable technology industries. Since inception (December 2003), Hercules has committed more than $5.5 billion to over 325 companies and is the lender of choice for entrepreneurs and venture capital firms seeking growth capital financing. Companies interested in learning more about financing opportunities should contact info@htgc.com, or call 650.289.3060.

Hercules’ common stock trades on the New York Stock Exchange (NYSE) under the ticker symbol “HTGC.”

In addition, Hercules has three outstanding bond issuances of 7.00% Notes due April 2019, 7.00% Notes due September 2019, and 6.25% Notes due July 2024, which trade on the NYSE under the symbols “HTGZ,” “HTGY,” and “HTGX,” respectively.

Forward-Looking Statements:

The information disclosed in this release is made as of the date hereof and reflects Hercules most current assessment of its historical financial performance. Actual financial results filed with the Securities and Exchange Commission may differ from those contained herein due to timing delays between the date of this release and confirmation of final audit results. These forward-looking statements are not guarantees of future performance and are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties, including the uncertainties surrounding the current market volatility, and other factors we identify from time to time in our filings with the Securities and Exchange Commission. Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this release are made as of the date hereof, and Hercules assumes no obligation to update the forward-looking statements for subsequent events.

Contact:

Michael Hara

Investor Relations and Corporate Communications

Hercules Technology Growth Capital, Inc.

650-433-5578 HT-HN

mhara@htgc.com